SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 16, 2002



                         WEBSTER FINANCIAL CORPORATION.
          ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                      0-15213               06-1187536
--------------------------------     -----------------   -----------------------
  (State or other jurisdiction         (Commission           (IRS Employer
       of incorporation)               File Number)        Identification No.)



                   WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702
                   -------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (203) 578-2476
                                                           --------------

                                 NOT APPLICABLE
       -------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS
         ------------

Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, announced that the Company has taken actions to reduce its exposure to telecommunications credit risk in its loan portfolio. Five substandard shared national telecommunications credits totaling $25.8 million at September 30, 2002, have since been sold or written down to current market bids, resulting in a fourth quarter charge against the allowance for loan losses of approximately $13.5 million. At December 31, 2002, Webster expects written down telecommunications loans held for sale to amount to approximately $7.3 million, of which $4.2 million are nonperforming loans. Webster expects to sell these commercial loans held for sale within twelve months.

Earlier in the quarter Webster sold its two classified shared national cable credits totaling $9.8 million, resulting in a $1.6 million charge-off.

Webster has increased its planned fourth quarter provision for loan losses by $11.0 million to $16.0 million and notes that its year-end allowance for loan losses should be virtually unchanged from September 30, 2002. The higher provision has been offset by gains on the sale of securities. These actions should have no net impact on fourth quarter or full year 2002 earnings. After taking gains on the sale of securities, Webster's net unrealized gain in its available for sale securities portfolio is approximately $61 million.

Ongoing analysis of the telecommunications industry and a review of credits comprising telecommunications exposure led Webster to conclude that these credits evidenced continuing economic uncertainties. Accordingly, Webster has chosen to reduce exposure in the telecommunications sector, even as the sector's performance has shown signs of improvement. All of Webster's telecommunications loans classified substandard have now been sold or written down to current market value. The remaining telecommunications loans, all performing, total $65 million and represent less than one percent of the total loan portfolio. There are no classified telecommunications loans remaining in the portfolio. These actions are consistent with Webster's history of decisive action in the interest of maintaining high credit quality throughout economic cycles.

Webster currently estimates that nonperforming loans, including those held for sale, should fall to approximately $49 million at year end from $68 million at September 30, 2002 and the ratio of these loans to total loans will be approximately 0.60 percent compared to 0.82 percent at September 30, 2002. The allowance for loan losses as a percent of nonperforming loans is expected to rise to approximately 260 percent at year-end from 170 percent at the end of the third quarter, while overall loan loss coverage at year-end should approximate
1.40 percent of loans outstanding, approximately the same as at September 30, 2002.

The tables below detail the credit related actions taken in the fourth quarter on an estimated basis and include comparisons to year-end 2001 and to the 2002 third quarter.


SUMMARY OF NONPERFORMING ASSETS
-------------------------------------------------------------------------------------------------------------------
                                                             ESTIMATED
                                                             DECEMBER 31,          SEPTEMBER 30,       DECEMBER 31,
(In thousands)                                                   2002                 2002                 2001
-------------------------------------------------------------------------------------------------------------------
NONPERFORMING LOANS:
  Commercial:
   Business banking                                           $ 18,500              $ 19,000              $ 20,574
   Specialized lending                                           3,399                27,231                 8,947
   Equipment financing                                           6,100                 5,559                 7,333
-------------------------------------------------------------------------------------------------------------------
    Total commercial                                            27,999                51,790                36,854
  Commercial real estate                                        10,000                10,124                11,062
  Residential                                                    5,500                 5,521                 7,677
  Consumer                                                       1,150                 1,062                 1,823
-------------------------------------------------------------------------------------------------------------------
   Total nonperforming loans                                  $ 44,649              $ 68,497              $ 57,416
-------------------------------------------------------------------------------------------------------------------
      As % of total loans                                         0.54%                 0.82%                 0.82
===================================================================================================================
Nonperforming loans held for sale                             $  4,192              $     --              $     --
-------------------------------------------------------------------------------------------------------------------
   Total nonperforming loans including loans
     held for sale                                              48,841                68,497                57,416
-------------------------------------------------------------------------------------------------------------------
      As % of total loans and loans held for sale                 0.59%                 0.82%                 0.82%
===================================================================================================================
OTHER REAL ESTATE OWNED AND REPOSSESSED ASSETS:
  Commercial                                                  $  3,200              $  3,007              $  2,534
  Residential                                                      675                   686                 1,956
  Consumer                                                          12                    12                   548
-------------------------------------------------------------------------------------------------------------------
   Total other real estate owned and repossessed assets          3,887                 3,705                 5,038
-------------------------------------------------------------------------------------------------------------------
   Total nonperforming assets                                 $ 52,728              $ 72,202              $ 62,454
===================================================================================================================

SELECTED ASSET QUALITY RATIOS
-------------------------------------------------------------------------------------------------------------------
Allowance for loan losses to total loans                          1.40%                 1.40%                 1.40%
Allowance for loan losses to nonperforming loans                 260.1                 169.5                 169.5
Net charge-offs (quarterly) to average loans (annualized)         0.72                  0.25                  0.19
-------------------------------------------------------------------------------------------------------------------

SUMMARY OF CLASSIFIED LOANS
-------------------------------------------------------------------------------------------------------------------
                                                             ESTIMATED
                                                             DECEMBER 31,          SEPTEMBER 30,       DECEMBER 31,
(In thousands)                                                   2002                 2002                 2001
-------------------------------------------------------------------------------------------------------------------
Substandard:
  Accruing                                                    $ 78,570              $102,436              $ 88,397
  Nonaccruing                                                   42,547                62,170                47,846
-------------------------------------------------------------------------------------------------------------------
   Total substandard                                           121,117               164,606               136,243
-------------------------------------------------------------------------------------------------------------------
Doubtful:
  Accruing                                                           3                     3                    66
  Nonaccruing                                                    3,724                 3,724                 4,464
-------------------------------------------------------------------------------------------------------------------
   Total doubtful                                                3,727                 3,727                 4,530
-------------------------------------------------------------------------------------------------------------------
Loss                                                                --                    --                    --
-------------------------------------------------------------------------------------------------------------------
  Total                                                       $124,844              $168,333              $140,773
===================================================================================================================
Classified as a percent of loans                                   1.5%                  2.0%                  2.0%
===================================================================================================================



                  Statements in this Form 8-K regarding Webster Financial Corporation's business that are not historical facts are "forward looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Forward Looking Statements" in the Company's Annual Report for the most recent fiscal year.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WEBSTER FINANCIAL CORPORATION
                                    -----------------------------
                                    (Registrant)



                                    /s/ William J. Healy
                                    ---------------------------
                                    William J. Healy
                                    Executive Vice President and
                                    Chief Financial Officer

Date: December 16, 2002